BIG GOLD NUGGET FOUND IN UNDERGROUND MINING WORK - A 13.78 TROY
OUNCE GOLD NUGGET FOUND IN MARY’S EAST TUNNEL - MANY OTHER GOLD
NUGGETS

FEBRUARY 23, 2007 - Fairbanks, Alaska – USA - Vancouver, BC – Canada
SILVERADO - OTCBB: SLGLF / Frankfurt: SLGL / Berlin: SLGL

A 13.78 troy ounce gold nugget has been found in the Mary’s East underground workings during sampling and grade control work. Gold nuggets of this size range are rare, and accordingly priced. Our Nolan properties are famed for producing some of the largest gold nuggets ever found in Alaska. In addition to the big nugget, many other gold nuggets, shown in the photograph here: http://www.silverado.com/february232007 are being found, all of them are of jewelry quality.

As the tunnels are being advanced into the Mary’s East placer deposit, samples are systematically taken and analyzed by standard gravity methods to provide an estimate of the gold content of gravel being stockpiled during each shift of work. Two shifts of mining advance the tunnels seven days per week during the winter season. Placer gold deposits at Silverado’s Nolan Properties have a significant “nugget factor”, defined as the uneven distribution of larger sizes of gold particles and their influence on the overall valuation of the deposit. Therefore, we incorporate scanning the tunnel walls at the interface of gravel to bedrock with a metal detector, using strict security procedures. This provides a good indication of gold nugget distribution, and helps guide the tunnel development between drill holes. Management is pleased to report to our shareholders that areas of very rich gold bearing gravel have been delineated, and are being stockpiled for sluicing during the summer of 2007. 24.26 ounces of gold nuggets were recovered from two cubic feet of gravels in a recent test of an underground area that prior drilling had shown to be rich in gold. Visit this web link to view video clip of gold extraction. http://www.silverado.com/february232007/video.htm

A display of nuggets produced to date from the Mary’s East Deposit has been accumulated from grade control scanning and sampling since January 13th if 2007 is viewable here: http://www.silverado.com/february232007

Crews will continue to stockpile gold bearing gravel from the Mary’s East tunnels into early spring. We have stock piled 4,600 loose cubic yards of gravel from Mary’s East plus an additional 9,000 loose cubic yards of gravel from the Swede Channel. Processing the stockpiles for gold removal is expected to begin after the stockpiles are sufficiently thawed ( mid June 2007 ). Thawing is critical, to ensure that all of the gold, from large nuggets down to the tiniest gold dust particles can be liberated from the frozen gravel chunks, then concentrated by gravity separation in our modern sluicing plant.

This press release was prepared by Edward J. Armstrong, Certified Professional Geologist; who is a qualified person as defined under the standards of Canadian National Instrument policy 43-101.

To learn more about Silverado Gold Mines Ltd., visit us online at http://www.silverado.com or contact Bob Dynes, Investor relations, toll free at 1-800-665-4646.

SILVERADO GOLD MINES LTD.
Mailing Address • 505 - 1111 W. Georgia Street • Vancouver, B.C. • V6E 4M3 • CA
(800) 665-4646 or (604) 689-1535 • F: (604) 682-3519 • pr@silverado.com • http://www.silverado.com
Field Address • P.O. Box 83730 • Fairbanks, Alaska. • 99708 • USA

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.